This Amendment No. 41 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004,
January 1, 2005, April 30, 2005, July 1, 2005, September 30, 2005,
November 1, 2005, December 1, 2005, December 19, 2005, January 1, 2006,
May 1, 2006, October 1, 2006, November 1, 2006, January 1, 2007, April 30, 2007
, October 31, 2007, November 1, 2007, February 1, 2008, April 28, 2008,
August 8, 2008, September 2, 2008, May 1, 2009, April 30, 2010, April 18, 2011,
 May 1, 2011, April 30, 2012, November 2, 2012 and January 7, 2013 (the Agreement), by and between Met Investors Series Trust (the Trust) and Met
Investors Advisory Corp. (a predecessor to MetLife Advisers, LLC) (the Adviser), is entered into effective the 19th day of April, 2013.

	WHEREAS the Agreement provides for the Adviser to provide certain services to the Trust for which the Adviser is to receive agreed upon fees; and
	WHEREAS the Adviser and the Trust desire to make certain changes to the
Agreement.
	NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Adviser and the Trust hereby agree that the Agreement is amended as follows:
1.	Schedule A of the Agreement hereby is amended to add the following additional Portfolio:
Portfolio					Percentage of average daily net assets
Pyramis Managed Risk Portfolio			0.80%; provided, however, that if the
						Portfolio invests its assets primarily in shares of registered investment
						companies offered by Fidelity Investments rather than directly in
						investment securities, then the fee payable to MetLife Advisers, LLC
						shall be 0.45%


2.	All other terms and conditions of the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 19th day of April 2013.


MET INVESTORS SERIES TRUST				METLIFE ADVISERS, LLC
By:  /s/ Alan C. Leland, Jr.				By: /s/ Jeffrey L. Bernier
      Alan C. Leland, Jr.					Jeffrey L. Bernier
      Vice President						Senior Vice President

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